EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stephen B. Doppler and Allan J. Marter of Aurelio Resource Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the report on Form 10-QSB of Aurelio Resource Corporation for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aurelio Resource Corporation.

Dated: November 19, 2007

/s/ Stephen B. Doppler
Stephen B. Doppler
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Allan J. Marter
Allan J. Marter
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aurelio Resource Corporation and will be retained by Aurelio Resource Corporation and furnished to the Securities and Exchange Commission or its staff upon request.